Exhibit 99.1

Myers Industries Announces 2026 Third Quarter Results

Grew Revenue 8.1% as Focused Transformation Initiatives Drive Commercial Excellence Across Growth Platforms

Spike in Resin Costs and Unfavorable Product Mix Pressured Third Quarter Margins; Anticipate Significant Sequential Fourth Quarter Margin Improvement Based on Pricing Actions and Resin Stabilization

Reduced SG&A Expense as a Percent of Revenue Year-over-year, Indicating Sustained Focused Transformation Savings and Disciplined Investment with Growth

Myers Tire Supply Divestiture Simplifies Portfolio and Enables Focus on Growth Platforms to Drive Sustainable Value Creation

October 29, 2026, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of Products that Protect™, today announced results for the third quarter ended September 30, 2026.

Myers Industries President and CEO Aaron Schapper commented, “Our Focused Transformation initiatives continued to drive commercial excellence across our growth platforms, resulting in a year-over-year increase in revenue. At the same time, a significant spike in resin cost and unfavorable product mix pressured gross margins in the quarter. Resin costs have since declined and stabilized from their recent peak, while our pricing actions remain in place and continue to support margin recovery. With the completion of our sale of Myers Tire Supply, we have further focused our portfolio on our core specialty engineered products and are driving operational productivity and disciplined cost control to offset the inflationary environment. We expect significant sequential margin improvement in the fourth quarter and the outlook for our end markets remains favorable.”

Third Quarter 2026 Financial Summary

	Quarter Ended September 30,
(Dollars in thousands, except per share data)	2026	2025	% Inc (Dec)
Net sales	$171,340	$158,474	8.1%
Gross profit	$46,778	$49,257	(5.0)%
Gross margin	27.3%	31.1%	-380 bps
Operating income	$14,839	$16,718	(11.2)%
Operating income margin	8.7%	10.5%	-180 bps
Income from continuing operations	$4,711	$6,290	(25.1)%
Income per diluted share from continuing operations	$0.13	$0.17	(23.5)%

Adjusted operating income	$17,905	$19,865	(9.9)%
Adjusted operating income margin	10.4%	12.5%	-210 bps
Adjusted income from continuing operations	$12,230	$11,591	5.5%
Adjusted income per diluted share from continuing operations	$0.32	$0.31	3.2%
Adjusted EBITDA	$26,576	$28,952	(8.2)%
Adjusted EBITDA margin	15.5%	18.3%	-280 bps

Revenue by end market	Quarter Ended September 30,
	2026	2025	% Inc (Dec)
Industrial	68,412	68,637	0%
Infrastructure	40,810	29,648	38%
Consumer	20,133	20,174	0%
Food & Beverage	19,298	17,301	12%
Vehicle	22,687	22,714	0%

•
Net sales increased 10.4% excluding the impact from our decision to exit approximately $3 million low-margin products with the idling of two rotational molding facilities in the fourth quarter of 2025. Infrastructure grew 38% and Food & Beverage grew 12%. Sales were flat in the Industrial, Vehicle and Consumer end markets.
•
Gross profit and Operating income decreased due to higher resin costs, unfavorable mix and unplanned maintenance costs, partially offset by higher volume and pricing actions.
•
EPS from continuing operations decreased 23.5% and adjusted EPS from continuing operations improved 3.2%. Lower interest expense and tax expense offset the decrease in operating income; GAAP EPS also reflects the non-cash extinguishment loss from amending the credit agreement.

Balance Sheet & Cash Flow

•
Total liquidity was $254.7 million, including $201.2 million of availability under the revolving credit facility and $53.5 million in cash on hand.
•
Cash flow from operations was $17.4 million, free cash flow was $11.5 million, and capital expenditures were $5.9 million.
•
Net debt as defined by the credit agreement was reduced by $28.5 million while the net leverage ratio improved to 1.86x from 1.94x from the second quarter.

2026 End Market Outlook

The following table presents the Company’s 2026 full-year outlook for each of its end markets.

End Markets (% of TTM Sales as of September 30, 2026)	2026 Outlook*
Industrial (39% of sales) Akro-Mils®, Buckhorn® & Jamco® containers, organizational bins, totes, carts and cabinets; Scepter® military ammunition containers; OEM parts for general industrial equipment	Moderate growth
Infrastructure (24% of sales) Signature Systems® ground protection matting for construction, industrial sites, and event venues	Strong growth
Vehicle (13% of sales) RV, marine, and automotive components	Down (previously stable)
Consumer (12% of sales) Scepter® fuel containers; outdoor furniture and equipment	Moderate growth (previously stable), affected by normal level of storm response
Food & Beverage (12% of sales) Buckhorn® seed boxes, intermediate bulk containers, and Tuff Series bulk containers for agricultural and chemical customers	Strong growth (previously moderate growth)

*Excludes impact from exiting low-margin products and idling two rotational molding facilities in Q4 2025

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, October 29, 2026, at 10:00 a.m. ET. The call is anticipated to last one hour and may be accessed via live webcast or a replay, by visiting the Company's website www.myersindustries.com and clicking on the Investor Relations tab. An archived replay of the call will also be available shortly after the event.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a leading manufacturer of sustainable plastic and metal Products that Protect™ for Consumer, Vehicle, Food & Beverage, Industrial, and Infrastructure end markets. Myers Industries has a rich history that is built on strong brands and innovative products. Through years of continuous product development and strategic acquisitions, we have established ourselves as a leading diversified industrial company. We provide critical solutions to our customers, delivering exceptional value. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world, including the impacts of U.S. and foreign tariff policies; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$171,340	$158,474	$515,122	$483,373
Cost of sales	124,562	109,217	350,336	332,844
Gross profit	46,778	49,257	164,786	150,529
Selling, general and administrative expenses	28,412	28,711	82,964	85,349
Depreciation and amortization	3,527	3,716	10,883	11,224
(Gain) loss on disposal of fixed assets	—	112	76	198
Operating income (loss)	14,839	16,718	70,863	53,758
Interest expense, net	5,193	7,497	18,152	22,247
Loss on debt extinguishment	3,463	—	3,463	—
Income (loss) from continuing operations before income taxes	6,183	9,221	49,248	31,511
Income tax expense (benefit)	1,472	2,931	11,989	8,416
Income (loss) from continuing operations	4,711	6,290	37,259	23,095
Income (loss) from discontinued operations, net of income tax	(5,576)	798	(19,920)	503
Net income (loss)	$(865)	$7,088	$17,339	$23,598
Income (loss) per common share from continuing operations:
Basic	$0.13	$0.17	$0.99	$0.62
Diluted	$0.13	$0.17	$0.99	$0.62
Income (loss) per common share from discontinued operations:
Basic	$(0.15)	$0.02	$(0.53)	$0.01
Diluted	$(0.15)	$0.02	$(0.53)	$0.01
Net income (loss) per common share:
Basic	$(0.02)	$0.19	$0.46	$0.63
Diluted	$(0.02)	$0.19	$0.46	$0.63
Weighted average common shares outstanding:
Basic	37,617,769	37,393,620	37,526,060	37,361,228
Diluted	37,927,346	37,582,062	37,823,641	37,504,164

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash	$53,527	$40,514
Trade accounts receivable, net	107,982	95,435
Other accounts receivable, net	9,232	12,195
Inventories, net	73,829	67,559
Other current assets	16,166	9,816
Assets held for sale - current	7,306	55,940
Total Current Assets	268,042	281,459
Property, plant, & equipment, net	122,163	127,943
Right of use asset - operating leases	17,904	22,199
Goodwill and intangible assets, net	377,189	387,343
Other assets	9,321	8,230
Assets held for sale	—	25,402
Total Assets	$794,619	$852,576
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$70,607	$51,270
Accrued expenses	49,980	49,722
Operating lease liability - short-term	5,756	5,974
Finance lease liability - short-term	680	645
Long-term debt - current portion	12,429	34,601
Liabilities held for sale - current	2,474	26,801
Total Current Liabilities	141,926	169,013
Long-term debt	279,608	311,210
Operating lease liability - long-term	12,191	16,130
Finance lease liability - long-term	6,832	7,349
Other liabilities	11,084	14,916
Deferred income taxes	38,865	37,727
Liabilities held for sale	—	2,005
Total Shareholders' Equity	304,113	294,226
Total Liabilities & Shareholders' Equity	$794,619	$852,576

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$(865)	$7,088	$17,339	$23,598
Income (loss) from discontinued operations, net of income taxes	(5,576)	798	(19,920)	503
Income (loss) from continuing operations	4,711	6,290	37,259	23,095
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation and amortization	8,671	9,087	26,900	27,652
Loss on debt extinguishment	3,463	—	3,463	—
Amortization of deferred financing costs	259	541	1,565	1,621
Non-cash stock-based compensation expense	1,396	835	4,317	2,383
(Gain) loss on disposal of fixed assets	—	112	76	198
Other	1,700	3,524	(1,034)	3,812
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	(1,254)	(8,295)	(9,754)	(3,508)
Inventories	3,144	1,617	(6,600)	(960)
Prepaid expenses and other current assets	(4,614)	3,143	(3,252)	(1,800)
Accounts payable and accrued expenses	(55)	9,157	23,272	11,432
Net cash provided by (used for) operating activities - continuing operations	17,421	26,011	76,212	63,925
Net cash provided by (used for) operating activities - discontinued operations, net	(369)	(253)	585	275
Net cash provided by (used for) operating activities	17,052	25,758	76,797	64,200
Cash Flows From Investing Activities
Capital expenditures	(5,943)	(4,176)	(14,323)	(15,785)
Proceeds from sale of business	23,564	—	23,564	—
Proceeds from sale of property, plant, and equipment	1	(1)	1,596	160
Net cash provided by (used for) investing activities - continuing operations	17,622	(4,177)	10,837	(15,625)
Net cash provided by (used for) investing activities - discontinued operations, net	(23)	432	(352)	351
Net cash provided by (used for) investing activities	17,599	(3,745)	10,485	(15,274)
Cash Flows From Financing Activities
Net borrowings (repayments) on revolving credit facility	43,468	(5,000)	43,468	—
Repayments of Term Loan A	(316,000)	(5,000)	(351,000)	(15,000)
Proceeds from Term Loan	250,000	—	250,000	—
Payments on finance lease	(161)	(155)	(482)	(464)
Cash dividends paid	(5,078)	(5,056)	(15,417)	(15,439)
Proceeds from issuance of common stock	364	293	985	866
Shares withheld for employee taxes on equity awards	(86)	(44)	(825)	(929)
Repurchase of common stock	—	(506)	—	(2,021)
Deferred financing fees	(1,665)	—	(1,665)	—
Net cash provided by (used for) financing activities - continuing operations	(29,158)	(15,468)	(74,936)	(32,987)
Net cash provided by (used for) financing activities - discontinued operations, net	—	—	—	—
Net cash provided by (used for) financing activities	(29,158)	(15,468)	(74,936)	(32,987)
Foreign exchange rate effect on cash	7	130	900	(196)
Net increase (decrease) in cash - continuing operations	5,892	6,496	13,013	15,117
Beginning Cash	47,635	37,247	40,514	28,626
Ending Cash	$53,527	$43,743	$53,527	$43,743

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED GROSS PROFIT, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted gross profit reconciliation:
Gross profit	$46,778	$49,257	$164,786	$150,529
Restructuring expenses and other adjustments	1,537	1,102	2,799	1,598
Adjusted gross profit	$48,315	$50,359	$167,585	$152,127

Adjusted operating income (loss) reconciliation:
Operating income (loss)	$14,839	$16,718	$70,863	$53,758
Restructuring expenses and other adjustments	2,566	3,147	4,077	6,654
Acquisition non-income tax reserve release	—	—	(2,037)	—
Pension termination	—	—	—	1,585
Recovery of purchased credit deteriorated assets	—	—	—	(3,175)
Environmental reserves, net	500	—	900	—
Adjusted operating income (loss)	$17,905	$19,865	$73,803	$58,822

Adjusted EBITDA reconciliation:
Income (loss) from continuing operations	$4,711	$6,290	$37,259	$23,095
Income tax expense (benefit)	1,472	2,931	11,989	8,416
Loss on debt extinguishment	3,463	—	3,463	—
Interest expense, net	5,193	7,497	18,152	22,247
Operating income (loss)	14,839	16,718	70,863	53,758
Depreciation and amortization	8,671	9,087	26,900	27,652
Restructuring expenses and other adjustments	2,566	3,147	4,077	6,654
Acquisition non-income tax reserve release	—	—	(2,037)	—
Pension termination	—	—	—	1,585
Recovery of purchased credit deteriorated assets	—	—	—	(3,175)
Environmental reserves, net	500	—	900	—
Adjusted EBITDA	$26,576	$28,952	$100,703	$86,474

Free cash flow reconciliation:
Net cash provided by (used for) operating activities - continuing operations	$17,421	$26,011	$76,212	$63,925
Capital expenditures	(5,943)	(4,176)	(14,323)	(15,785)
Free cash flow	$11,478	$21,835	$61,889	$48,140

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS AND ADJUSTED INCOME (LOSS) PER DILUTED SHARE FROM CONTINUING OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted income (loss) from continuing operations reconciliation:
Income (loss) from continuing operations	$4,711	$6,290	$37,259	$23,095
Income tax expense (benefit)	1,472	2,931	11,989	8,416
Income (loss) before income taxes	6,183	9,221	49,248	31,511
Restructuring expenses and other adjustments	2,566	3,147	4,077	6,654
Loss on debt extinguishment	3,463	—	3,463	—
Acquisition non-income tax reserve release	—	—	(2,037)	—
Pension termination	—	—	—	1,585
Recovery of purchased credit deteriorated assets	—	—	—	(3,175)
Intangible amortization	3,264	3,295	9,794	9,887
Environmental reserves, net	500	—	900	—
Adjusted income (loss) before income taxes	15,976	15,663	65,445	46,462
Income tax expense, as adjusted (1)	(3,746)	(4,072)	(16,361)	(12,079)
Adjusted income (loss) from continuing operations	$12,230	$11,591	$49,084	$34,383

Adjusted income (loss) per diluted share from continuing operations reconciliation:
Income (loss) per diluted share from continuing operations	$0.13	$0.17	$0.99	$0.62
Restructuring expenses and other adjustments	0.07	0.08	0.11	0.18
Loss on debt extinguishment	0.09	—	0.09	—
Acquisition non-income tax reserve release	—	—	(0.05)	—
Pension termination	—	—	—	0.04
Recovery of purchased credit deteriorated assets	—	—	—	(0.08)
Intangible amortization	0.09	0.09	0.26	0.26
Environmental reserves, net	0.01	—	0.02	—
Adjusted effective income tax rate impact	(0.06)	(0.03)	(0.12)	(0.10)
Adjusted income (loss) per diluted share from continuing operations (2)	$0.32	$0.31	$1.30	$0.92

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each period. The rate used in 2026 is 25.0% and in 2025 is 26.0%.
(2) Adjusted income (loss) per diluted share from continuing operations is calculated using the weighted average common shares outstanding for the respective period.